UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2016

HEALTH ADVANCE INC.
 (Exact name of registrant as specified in its charter)

Wyoming	333-177122	46-0525223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 702-943-0309

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Share Exchange Agreement

On October 13, 2016, Health Advance Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Hantian Labs Limited., a corporation existing under the laws of the United Kingdom (“Hantian Labs”) to acquire all of the issued and outstanding shares of Hantian Labs. Pursuant to the Share Exchange Agreement, the Company will acquire from Hantian Labs one hundred percent (100%) interest in Hantian Labs and its controlling subsidiaries. In consideration for the Share Exchange Agreement, the Company shall issue to Hantian Labs 1.5 common shares of the Company for each share of Hantian Labs issued and outstanding at the time of closing.
As a closing condition to the Share Exchange Agreement, Hantian Labs is required to complete a financing of a minimum of $250,000 US for the marketing of Hantian Labs’ product line.
The foregoing description of the terms of the Share Exchange Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 2.01  Completion of Acquisition.

As described in Item 1.01, the Company shall acquire Hantian Labs pursuant to the Share Exchange Agreement. The disclosures in Item 1.01 of this Report regarding the share exchange is incorporated herein by reference in its entirety.

Description of Hantian Labs Limited

Hantian Labs (www.hantianlabs.com) is an emerging global leader in anti-ageing and vitality nutraceutical products. Developed by a team of research scientists, athletes and beauty professionals, the Hantian line of tablets uses state-of-the-art age reversal technology to diminish the signs of ageing, whilst enhancing, enriching and extending the lives of their consumers. Products, including GHBurn, Alpha Elite and Revitamar, are made at Hantian’s GMP ISO 9001 and Informed Sports certified facility in the United Kingdom with the strictest quality standards. Hantian products are Medicines & Healthcare Products Regulatory Agency (MHRA) approved. Hantian also has licenses issued by the Minister of Health for Canada, issued under the authority of section 7 of the Natural Health Products Regulations, for its products GHBurn and Alpha Elite.
GHBurn is a scientifically proven powerful natural precursor to HGH (Human Growth Hormone), the body’s master hormone. It was uniquely designed to enhance the body’s hormonal system, which begins to deteriorate after the age of thirty. It increases testosterone production, lean muscle mass, enhances energy, alertness and libido, while decreasing fat production and cravings. GHBurn provides muscles with increased energy at the cellular level enhancing athletic performance and ability. Used daily, the unique proprietary blend of ingredients regulates male hormones, which in effect halts and more importantly reverses the aging process.
Alpha Elite is widely considered one of the ultimate supplements to combat natural testosterone deterioration and enhance overall male performance. It stimulates and intensifies all vigorous activity for the Alpha Elite male. Being stimulant free, it safely elevates your testosterone to new levels, whilst increasing your lean muscularity, vascularity and libido.
Revitamar is a powerful age defying supplement proven to banish wrinkles and restore a youthful appearance. The pioneering restorative blend of antioxidants, minerals and marine properties stimulates youthful radiant skin and softens fine lines. Founded in the age old notion of ‘health through water’, the high concentration of marine collagen and sea kelp naturally restore elasticity, diminishes pigmentation and protect cells from oxidative damage while hyaluronic acid, zinc and vitamin C, secures moisture, creates fullness, decreases the appearance of cellulite and alleviates joint pain.

Item 3.02  Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The Company shall issue the Health Advance Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company shall appoint Mr. Christian Diesveld as a director of Health Advance. Mr. Diesveld is currently the Managing Director of Hantian. Prior to co-founding Hantian Labs, Christian spent a total of sixteen years within the public marketplace, specializing in the marketing and financing of exchange-listed companies to all facets of the international investment community. Additionally, Mr. Diesveld spent the previous ten years in the role of Managing Director at Peritus Capital, a Toronto based Investor Relations firm. Having worked closely with corporations in the pharmaceutical, technology and resource sectors, Christian brings an abundance of experience and contacts from a wide range of sectors throughout the global marketplace.

Item 8.01  Other Events.

On October 14, 2016, the Company issued a press release announcing the execution of the share exchange agreement with Hantian Labs Limited, a copy of which is attached as Exhibit 99.1 to this Report.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	Share Exchange Agreement, dated October 13, 2016, by and among Health Advance Inc., Hantian Labs Limited
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ADVANCE INC.

Date: October 19, 2016	By:	/s/ Jordan Starkman
Jordan Starkman